DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	
Dean Heller Secretary of State State of Nevada	Document Number **20060182196-35**
	Filing Date and Time **03/23/2006 1:38 PM**
	Entity Number **E0219732006-0**

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	HOOPSOFT DEVELOPMENT CORP.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	NEVADA AGENCY AND TRUST COMPANY Name 50 W. LIBERTY ST. STE 880, RENO, NEVADA 89501 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 25 MILLION - AUTHORIZED/COMMON Par value: $0.001 Number of shares without par value: -0-
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. DAVE HEEL Name 104-1331 HOMER ST, VANCOUVER, B.C. V6B 5M5 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	DAVE HEEL Name Signature 104-1331 HOMER ST., VANCOUVER, B.C. V6B 5M5. Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R.A. or On Behalf of R.A. Company Date: MARCH 22/06

AMANDA CARDINALLI, PRESIDENT

This form must be accompanied by appropriate fees.